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                                                         EXHIBIT 99.2


                              GRANITE SYSTEMS, INC.

                             1995 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

                  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.       NOTICE OF STOCK OPTION GRANT

[Optionee's Name and Address]

                  You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

     Grant Number                        _______

     Date of Grant                       _______

     Vesting Commencement Date           _______

     Exercise Price per Share           $_______

     Total Number of Shares Granted      _______

     Total Exercise Price               $_______

     Type of Option:                     _______ Incentive Stock Option

                                         _______ Nonstatutory Stock Option

     Term Expiration Date:               _______

         Exercise Schedule.

                  Regardless of whether and to what extent this Option has vested, it shall not be exercisable until the earliest of the following:
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         -        the Company becomes a "C" corporation, as such term is defined in Code Section 1361(a)(2);

         - immediately prior to the date the Company merges with or into another corporation or sells substantially all of its assets;

         - the Company undertakes an offering of shares of common stock registered under Form S-1 (or any successor form) with the Securities and Exchange Commission under the Securities Act of 1933, as amended;

         -        eight (8) years after the Vesting Commencement Date.

         Vesting Schedule:

                  Subject to accelerated vesting as described below, 25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter on the day of each calendar month that corresponds to the day of the vesting commencement date but only if Optionee is a Consultant or Employee of the Company on the applicable vesting date; provided that for purposes of calculating such monthly vesting after the first anniversary of the vesting commencement date, if the day of the month for such vesting does not occur in any month, the vesting date for such month shall be deemed to be the last calendar day of such month (for example, if a vesting commencement date falls on the 31st of a month, the vesting date for April and each other month with only 30 days shall be the 30th day of the month); provided, however, that if Optionee provides services to the Company on a part-time basis, vesting hereunder shall be pro-rated accordingly; provided, further, that if Optionee goes on a leave of absence from the Company, vesting hereunder shall cease for the duration of such leave of absence.

         Assumption, Substitution or Accelerated Vesting upon Merger:

                  In the event of a merger of the Company with or into another corporation, this Option shall be assumed or an equivalent option or right may be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation; provided, however, that if such successor corporation or a Parent or Subsidiary of the successor corporation refuses to so assume or substitute this Option, 100% of the Shares subject to this Option shall vest prior to the merger, but only if Optionee is a Consultant or Employee of the Company on the applicable vesting date. If this Option becomes exercisable in the event of a merger, the Administrator shall notify Optionee that this Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and this Option will terminate upon the expiration of such period.

                                       2.
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         Termination Period:

                  This Option, to the extent vested and exercisable, may be exercised for three months after termination of Optionee's employment or consulting relationship (extended to twelve months if such termination is because of Optionee's death or Disability) but in no event later than the Term Expiration Date as set forth above; provided, however, that if upon the date of termination of Optionee's employment or consulting relationship this Option is fully or partially vested but is not exercisable, then, to the extent that this Option was vested on such date, it shall remain in fill force and effect and not terminate until six months (or more than three months, up to a maximum of twelve months, if Optionee's termination of employment or consulting relationship pursuant to Optionee's death or Disability occurred nine or fewer months prior to this Option becoming exercisable) after the date it becomes exercisable, but in no event later than the Term/Expiration Date as provided above. After such period, and, in any event, to the extent not vested at the time of the termination of Optionee's employment or consulting relationship, the Option shall terminate. Moreover, if an Optionee exercises his or her Option more than three months after the date of termination of such Optionee's employment or consulting relationship with the Company (extended to twelve months if such termination is because of Optionee's death or Disability), such Option shall be treated as a Nonstatutory Stock Option.

II.      AGREEMENT

                  1. Grant of Option. Granite Systems, Inc., a California corporation (the "Company"), hereby grants to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase a total number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price") subject to the terms, definitions and provisions of the 1995 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.

                  If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code
Section 422(d) it shall be treated as a Nonstatutory Stock Option.

                  2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Exercise Schedule set out in the Notice of Grant and with the provisions of Section 9 of the Plan as follows:

                                       3.
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                         (i)        Right to Exercise.

                           (a) This Option may not be exercised for a fraction
of a share.

                           (b) In the event of Optionee's death, disability or
other termination of employment, the exercisability of the Option is covered by the Exercise Schedule in the Notice of Stock Option Grant.

                           (c) In no event may this Option be exercised after
the date of expiration of the term of this Option as set forth in the Notice of Stock Option Grant.

                        (ii) Method of Exercise. This Option shall be exercisable by written notice (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

                  No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

                  3. Optionee's Representation. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit B, and shall read the applicable rules of the Commissioner of Corporations attached to such Investment Representation Statement.

                  4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

                         (i) cash; or

                         (ii) check; or

                                       4.
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                         (iii) surrender of other shares of Common Stock of the
Company which (A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a fair market value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

                         (iv) delivery of a properly executed exercise notice
together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery, to the Company of the sale or loan proceeds required to pay the exercise price.

                  5. Restrictions on Exercise. In addition to the restrictions contained in the Exercise Schedule in the Notice of Stock Option Grant, this Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation. including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

                  6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

                  7. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 7 of the Plan regarding Options designated as Incentive Stock Options and Options granted to more than ten percent (10%) shareholders shall apply to this Option.

                  8. Taxation Upon Exercise of Option. Optionee understands that, upon exercising a Nonstatutory Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price. However, the timing of this income recognition may be deferred for up to six months if Optionee is subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Optionee is an employee, the Company will be required to withhold from Optionee's compensation, or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income. Additionally, the Optionee may at some point be required to satisfy tax withholding obligations with respect to the disqualifying disposition of an Incentive Stock

                                       5.
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Option. The Optionee shall satisfy his or her tax withholding obligation arising upon the exercise of this Option out of Optionee's compensation or by payment to the Company.

                  9. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                         (i) Exercise of ISO. If this Option qualifies as an
ISO, there will be no regular federal income tax liability or California income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

                         (ii) Exercise of Nonstatutory Stock Option. There may
be a regular federal income tax liability and California income tax liability upon the exercise of a Nonstatutory Stock Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employees, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                         (iii) Disposition of Shares. In the case of an NSO, if
Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal and California income tax purposes. If Shares purchased under an ISO are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the fair market value of the Shares on the date of exercise, or (2) the sale price of the Shares.

                         (iv) Notice of Disqualifying Disposition of ISO Shares.
If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee

                                       6.
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agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

         OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

                  Optionee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option.

                                       GRANITE SYSTEMS, INC.
                                       a California corporation




                                       By:_____________________________________


Dated:__________________               ________________________________________
                                       Optionee

                                       7.